Exhibit 4.2

Execution Version

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.,

PHILLIPS EDISON & COMPANY, INC.,

AS PARENT GUARANTOR,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

AS TRUSTEE

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 12, 2024

TO INDENTURE DATED OCTOBER 6, 2021

$350,000,000

OF

4.950% SENIOR NOTES DUE 2035

i

ii

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is entered into as of September 12, 2024 among Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Company”), Phillips Edison & Company, Inc., a Maryland corporation, as guarantor (the “Parent Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has delivered to the Trustee (as successor in interest to U.S. Bank National Association) an Indenture, dated as of October 6, 2021 (the “Base Indenture”), providing for the issuance by the Company from time to time of Securities in one or more Series;

WHEREAS, Section 2.2 of the Base Indenture provides for various matters with respect to any Series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, each of the Company and the Parent Guarantor desires to execute this Third Supplemental Indenture to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 4.950% Senior Notes due 2035 (the “Notes”), in an initial aggregate principal amount of $350,000,000;

WHEREAS, the board of directors of the Parent Guarantor, on behalf of the Parent Guarantor and in its capacity as sole member of the general partner of the Company, has duly adopted resolutions authorizing the Company and the Parent Guarantor to execute and deliver this Third Supplemental Indenture; and

WHEREAS, all of the other conditions and requirements necessary to make this Third Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

THEREFORE, for and in consideration of the premises and the purchase of the Series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such Series, as follows:

ARTICLE I.

RELATION TO BASE INDENTURE; DEFINITIONS

Section 1.1 Relation to Base Indenture.

This Third Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Third Supplemental Indenture, all provisions of this Third Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.

Section 1.2 Definitions.

For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)	Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture; and

(b)

All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

“Acquired Debt” means Debt of a Person (i) existing at the time the Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from the Person, in each case, other than Debt incurred in connection with, or in contemplation of, the Person becoming a Subsidiary or the acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Sections 2.3 and 2.7 hereof, as part of the same series as the Initial Notes.

“Annual Debt Service Charge” means, for any period, without duplication, the amount that is payable for interest expense on, and the amortization during such period of any original issue discount of, the Parent Guarantor’s and its Subsidiaries’ Debt in such period, but excluding prepayment penalties and gains or losses on early extinguishment of debt to the extent otherwise included in arriving at the Annual Debt Service Charge in such period.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authentication Order” means a Company Order to the Trustee to authenticate and deliver the Notes, signed in the name of the Company by an Officer of the Parent Guarantor.

“Bankruptcy Law” shall have the meaning ascribed thereto in Section 7.1.

“Business Day” means any day, other than a Saturday or Sunday, or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Company Order” means a written order signed in the name of the Company by an Officer of the Parent Guarantor.

“Consolidated EBITDA” for any period means Consolidated Net Income of the Parent Guarantor and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts that have been added for, without duplication:

(i)	interest expense on Debt;

(ii)	provision for taxes based on income;

(iii)	amortization of debt discount, premium and deferred financing costs;

(iv)	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP;

(v)	depreciation, amortization and other non-cash items deducted or added in arriving at Consolidated Net Income;

(vi)

net amount of extraordinary items and non-recurring items, as may be determined by the Company in good faith (including, without limitation, all prepayment penalties and any costs and fees incurred in connection with any equity issuance, debt financing or amendments thereto, or any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(vii)	amortization of deferred charges;

(viii)	gains or losses on early extinguishment of debt;

(ix)	noncontrolling interests;

(x)	provisions for unrealized gains and losses, impairment losses and gains and losses on sales or other dispositions of properties and other investments;

(xi)	amortization or right-of-use assets associated with finance leases of property; and

(xii)	credit losses recognized on financial assets and certain other instruments not measured at fair value;

all reasonably determined by the Company on a consolidated basis in accordance with GAAP, except to the extent GAAP is not applicable.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Parent Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Debt” means, with respect to any Person, any:

(i)	indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(ii)

indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Company) of the property subject to such Lien;

(iii)

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

(iv)	any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as a finance lease in accordance with GAAP;

in the case of items of indebtedness under (i) and (iii) above to the extent that any such items (other than letters of credit) would appear as liabilities on such Person’s balance sheet in accordance with GAAP; provided, however, that the term “Debt” will (1) include, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (other than the Parent Guarantor or any of its Subsidiaries); provided, however, that the term “Debt” shall not include Permitted Non-Recourse Guarantees of the Parent Guarantor or any of its Subsidiaries until they become primary obligations of, and payments are due and required to be made thereunder by, the Parent Guarantor or any of its Subsidiaries; (2) exclude any such indebtedness (or obligations referenced in clause (1) above) that has been the subject of an “in substance” defeasance in accordance with GAAP; and (3) exclude Intercompany Indebtedness that is subordinate in right of payment to the Notes (or an obligation to be liable for, or to pay, Intercompany Indebtedness that is subordinate in right of payment to the Notes). In the case of indebtedness under (iv) above, the term “Debt” will exclude operating lease liabilities on such Person’s balance sheet in accordance with GAAP.

“Defaulted Interest” shall have the meaning ascribed thereto in Section 2.5.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.2, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes, The Depository Trust Company and any successor thereto.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Event of Default” shall have the meaning ascribed thereto in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles as in effect on the date of any required calculation or determination.

“Global Note Legend” means the legend set forth in Section 3.2(f), which is required to be placed on all Global Notes issued under the Indenture.

“Global Notes” means, individually and collectively, each of the Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the Indenture.

“Guarantee” shall have the meaning ascribed thereto in Section 5.1(a).

“Guarantors” means collectively the Parent Guarantor and each Subsidiary Guarantor, if any.

“Holders” shall have the meaning ascribed thereto in Section 2.4.

“Indenture” means the Base Indenture, as supplemented by this Third Supplemental Indenture, and as further supplemented, amended or restated.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $350,000,000 aggregate principal amount of Notes issued under this Third Supplemental Indenture on the date hereof.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Intercompany Indebtedness” means Debt to which the only parties are any of the Company, the Parent Guarantor or any of their respective Subsidiaries; provided, however, that with respect to any such Debt of which the Company or the Parent Guarantor is the borrower, such Debt is subordinate in right of payment to the Notes.

“Interest Payment Date” shall have the meaning ascribed thereto in Section 2.4.

“Lien” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Parent Guarantor or any of its Subsidiaries securing Debt, other than a Permitted Lien.

“Non-Recourse Debt” means Debt of a joint venture or Subsidiary of the Company (or an entity in which the Company is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of the joint venture or Subsidiary of the Company(or entity in which the Company is the general partner or managing member) that is the borrower and is non-recourse to the Parent Guarantor or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower); provided further that, if any such Debt is partially recourse to the Parent Guarantor or any of its Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Note Guarantee” means the Guarantee by the Parent Guarantor of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of this Third Supplemental Indenture, and the Guarantee by any Subsidiary Guarantor, if any, executed pursuant to the provisions of the Base Indenture, this Third Supplemental Indenture, the form of supplemental indenture attached hereto as Exhibit B and any Notation of Guarantee.

“Notes” has the meaning assigned to it in the preamble to this Third Supplemental Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Officer” means any Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel or any Assistant General Counsel, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President of the Parent Guarantor.

“Officer’s Certificate” means a certificate signed by any Officer of the Parent Guarantor on behalf of the Company or the Parent Guarantor, as applicable.

“Opinion of Counsel” means a written opinion of legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Parent Guarantor.

“Par Call Date” means October 15, 2034.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to the Depositary Trust Company, shall include Euroclear and Clearstream).

“Permitted Lien” means an operating lease, Lien securing taxes, assessments and similar charges, mechanics’ lien and other similar Liens and any Lien that secures Debt of the Parent Guarantor or any of its Subsidiaries owed to the Company.

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements, carve-out guarantees or pledges of the equity interests in the borrower) under such Non-Recourse Debt in the ordinary course of business of the Parent Guarantor or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a joint venture or Subsidiary of the Company(or an entity in which the Company is the general partner or managing member), in each case that is the borrower in such financing, but is non-

recourse to Parent Guarantor or any of its other Subsidiaries, except for such completion or budget guarantees, indemnities or other guarantees (including by means of separate indemnification agreements or carve-out guarantees or pledges of the equity interests in the borrower) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Record Date” shall have the meaning ascribed thereto in Section 2.4.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 4.1, the date fixed for such redemption in accordance with the provisions of Section 4.2.

“Redemption Price” shall have the meaning ascribed thereto in Section 4.1(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” means any Subsidiary or group of Subsidiaries that meets either of the following conditions: (1) the Parent Guarantor’s and its Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the Parent Guarantor’s consolidated total assets (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to Holders of the Notes or filed with the SEC; or (2) the Parent Guarantor’s and its Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the Parent Guarantor’s and its Subsidiaries’ consolidated total assets (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to Holders of the Notes or filed with the SEC.

“Subsidiary” means, with respect to the Company or the Parent Guarantor, any Person (as defined in the Indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Parent Guarantor, as the case may be, or by one or more other Subsidiaries of the Company or the Parent Guarantor, as the case may be. For the purposes of this definition, “voting stock, partnership interests, membership interests or other equity interests” means stock or interests having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock or interests has such voting power by reason of any contingency.

“Subsidiary Guarantor” shall have the meaning ascribed thereto in Section 6.11.

“Total Assets” means the sum of, without duplication:

(i)	Undepreciated Real Estate Assets; and

(ii)	all other assets (excluding accounts receivable, right-of-use operating lease assets and non-real estate intangibles) of the Parent Guarantor and its Subsidiaries,

all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means the sum of, without duplication:

(i)	those Undepreciated Real Estate Assets that are not subject to a Lien securing Debt; and

(ii)	all other assets (excluding accounts receivable and non-real estate intangibles) of the Parent Guarantor and its Subsidiaries that are not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with GAAP; provided, however, that in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of Section 6.4, all investments by the Parent Guarantor or any of its Subsidiaries in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the date the notice of redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the date the notice of redemption is given H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding the date the notice of redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Triggering Indebtedness” means Debt under the Credit Agreement, dated as of July 2, 2021, by and among the Company, as borrower, the Parent Guarantor, as parent entity, PNC Bank, National Association, as administrative agent, and the other lending institutions that are parties thereto, as lenders, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, refunded or replaced (in whole or in part, including with any new credit agreement or credit facility) from time to time.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets, loans secured by real estate assets, right of use assets associated with finance leases in accordance with GAAP and related intangibles of the Parent Guarantor and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP; provided, however, that Undepreciated Real Estate Assets shall not include the right of use assets associated with an operating lease in accordance with GAAP.

“Uniform Fraudulent Conveyance Act” means any applicable federal, provincial or state fraudulent conveyance legislation and any successor legislation.

“Uniform Fraudulent Transfer Act” means any applicable federal, provincial or state fraudulent transfer legislation and any successor legislation.

“Unsecured Debt” means Debt of the Parent Guarantor or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Parent Guarantor or any of its Subsidiaries.

ARTICLE II.

TERMS OF THE SECURITIES

Section 2.1 Title of the Securities.

There shall be a Series of Securities designated the “4.950% Senior Notes due 2035.”

Section 2.2 Price.

The Initial Notes shall be issued at a public offering price of 98.458% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.

Section 2.3 Limitation on Initial Aggregate Principal Amount; Further Issuances.

The aggregate principal amount of the Notes initially shall be limited to $350,000,000. The Company may, without notice to or consent of the Holders, issue Additional Notes from time to time in the future in an unlimited principal amount, subject to compliance with the terms of the Indenture.

Nothing contained in this Section 2.3 or elsewhere in this Third Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 2.7, 2.8, 2.11, 3.6 or 9.6 of the Base Indenture.

Section 2.4 Interest and Interest Rates; Stated Maturity of Notes.

(a) The Notes shall bear interest at the rate of 4.950% per year. Interest on the Notes will accrue from September 12, 2024 and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2025 (each such date being an “Interest Payment Date”), to the Persons in whose names the Notes are registered in the security register (the “Holders”) on the preceding January 1 or July 1, whether or not a Business Day, as the case may be (each such date being a “Record Date”). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) If any Interest Payment Date, Stated Maturity or Redemption Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, Stated Maturity or Redemption Date, as the case may be, until the next Business Day.

(c) The Stated Maturity of the Notes shall be January 15, 2035.

(d) The Company will be responsible for making all calculations required under the Notes. The Company will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders of the Notes. The Company will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon request.

Section 2.5 Method of Payment.

Principal, premium, if any, and interest shall be payable at the designated Corporate Trust Office of the Trustee, initially located at 425 Walnut Street, CN-OH-W6CT, Cincinnati, Ohio 45202. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto or by wire transfer of immediately available funds to bank accounts in the United States designated in writing to the Registrar (containing the requisite information for the Trustee or Paying Agent to make such wire transfer) at least 15 days before the applicable payment date by the Persons entitled to payment, unless a shorter period is satisfactory to the Registrar, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 calendar days after the receipt by the Trustee of such notice, unless the Trustee shall agree to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment, and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall agree to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent to each Holder at its address as it appears in the register, not less than 10 calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following Clause (b) of this Section 2.5.

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.6 Currency.

Principal and interest on the Notes shall be payable in U.S. Dollars.

Section 2.7 Additional Notes.

The Company will be entitled, without the consent of any Holders of the Notes, upon delivery of an Officer’s Certificate, Opinion of Counsel and Authentication Order to the Trustee, and subject to its compliance with Sections 6.1, 6.2, 6.3 and 6.4, to issue Additional Notes under the Indenture that will have identical terms to the Initial Notes issued on the date of the Indenture other than with respect to the date of issuance and issue price; provided, however, that if such Additional Notes will not be fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. Such Additional Notes will rank equally and ratably in right of payment and will be treated as a single series for all purposes under the Indenture.

With respect to any Additional Notes, the Company will set forth in a resolution of the board of directors of the Parent Guarantor acting on behalf of the Company and an Officer’s Certificate, a copy of each of which will be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(b) the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.8 Redemption.

The Notes may be redeemed at the option of the Company prior to the Stated Maturity as provided in Article IV.

Section 2.9 No Sinking Fund.

The provisions of Article XI of the Base Indenture shall not be applicable to the Notes.

Section 2.10 Registrar and Paying Agent.

The Trustee shall initially serve as Registrar and Paying Agent for the Notes.

ARTICLE III.

FORM OF THE SECURITIES

Section 3.1 Global Form.

The Notes shall initially be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, subject to Sections 2.7 and 2.14 of the Base Indenture. So long as the Depositary, or its nominee, is the registered owner of the Global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by the Global Note for all purposes under the Indenture.

The Notes shall not be issuable in definitive form except as provided in Section 3.2(a) of this Third Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A hereto. The Company shall execute and the Trustee shall, in accordance with Section 2.3 of the Base Indenture, authenticate and hold each Global Note as custodian for the Depositary. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar or the custodian, at the direction of the Trustee. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company, the Parent Guarantor and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Participants of the Depositary shall have no rights either under the Indenture or with respect to the Global Notes. The Depositary or its nominee, as applicable, may be treated by the Company, the Parent Guarantor, the Trustee and any agent of the Company, the Parent Guarantor or the Trustee as the absolute owner and Holder of such Global Notes for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Parent Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as applicable, or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

Section 3.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2) the Company, at its option, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) upon request from the Depositary if there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.2 or Section 2.8 and 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.2(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.2(b) or (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.2(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.2(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

both:

(C) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(D) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (b)(1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Third Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.2(g).

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.2(b)(2) and written notice to the Trustee, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.2(g) hereof, and the Company will execute and, upon the receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.2(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous sentence at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 3.2, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon the written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.2(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.2(e). A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legend. Each Global Note issued under the Indenture, unless specifically stated otherwise in the applicable provisions of the Indenture, will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE THIRD SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE THIRD SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE THIRD SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11 and 9.6 of the Base Indenture and Section 4.3 of this Third Supplemental Indenture).

(3) For purposes of the Notes, the second paragraph of Section 2.7 of the Base Indenture shall be replaced in its entirety with the following: “Neither the Company nor the Registrar shall be required to (a) register the transfer of or exchange any Note during the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of the Notes and ending at the close of business on the day of such mailing, or (b) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business fifteen days before the delivery of a notice of redemption of the Notes selected for redemption under Article IV and ending at the close of business on the day of such delivery;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.1 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.2 to effect a registration of transfer or exchange may be submitted by facsimile.

(i) In connection with any proposed transfer outside the book-entry system, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may conclusively rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(j) None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes.

ARTICLE IV.

REDEMPTION OF NOTES

The provisions of Article III of the Base Indenture, as amended by the provisions of this Third Supplemental Indenture, shall apply to the Notes.

Section 4.1 Optional Redemption of Notes.

(a) Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) (the “Redemption Price”) equal to the greater of:

(1) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (ii) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date. The Company shall not redeem the Notes pursuant to this Section 4.1 if on any date the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or cured on or prior to such Redemption Date. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(c) Notwithstanding the foregoing, installments of interest that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date will be payable to the persons who were the registered Holders of the Notes (or one or more predecessor Notes) at the close of business on the relevant Record Dates according to their terms and the provisions of the Indenture.

Section 4.2 Notice of Optional Redemption, Selection of Notes.

(a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 4.1, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five calendar days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be sent, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed, or sent by electronic transmission, a notice of such redemption not fewer than 10 calendar days but not more than 60 calendar days prior to the Redemption Date to each Holder of Notes (or portions thereof) to be redeemed at its last address as the same appears on the Register; provided that if the Company makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee, provided further that the text of the notice shall be prepared by the Company. Such mailing shall be by first class mail or by electronic transmission. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or electronic submission or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(b) Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Note in principal amount equal to the unredeemed portion thereof will be issued.

(c) On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 4.2, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.5 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 4.2 in excess of amounts required hereunder to pay the Redemption Price (it being acknowledged that the Trustee has no obligation to invest any such deposit).

(d) If less than all of the outstanding Notes are to be redeemed, the Trustee will select the Notes to be redeemed by such method as it deems fair and appropriate or, if applicable, as is required by the Depositary for Global Notes, subject to Applicable Procedures (in the case of Global Notes), the Notes or portions thereof of the Global Notes or the Notes in certificated form to be redeemed (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof). The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

Section 4.3 Payment of Notes Called for Redemption by the Company.

(a) If notice of redemption has been given as provided in Section 4.2, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable and unless the Company defaults in the payment of the Redemption Price and accrued interest on the Notes (or portions thereof) called for redemption on a Redemption Date, then, from and after the Redemption Date, such Notes (or portions thereof, as the case may be) shall cease to bear interest. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date. Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not the Notes in certificated form, together with necessary endorsements, are delivered to the Paying Agent; provided, however, if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest and premium, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date.

(b) Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

ARTICLE V.

GUARANTEE

Sections 5.1, 5.2, 5.3 and 5.4 hereof shall replace Sections 12.1, 12.2 and 12.3 of the Base Indenture with respect to the Notes and the Note Guarantee. Section 5.5 shall supersede clause (a)(i)(A) of Section 12.4 of the Base Indenture; provided that the remaining provisions of Section 12.4 of the Base Indenture shall remain in full force and effect.

Section 5.1 Note Guarantee.

(a) Subject to this Article 5, each Guarantor hereby fully and unconditionally guarantees, on a joint and several basis (each a “Guarantee”), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

(1) the principal of, premium, if any, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, and interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes (including fees and expenses of counsel) will be promptly paid in full or performed, all in accordance with the terms under the Indenture or the Notes; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Each Guarantor hereby agrees that its obligations under the Indenture and the Notes are full and unconditional, irrespective of the validity, regularity or enforceability of the Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby agrees that in the event of a default in payment of the principal of or interest on the Notes entitled to the Guarantee, whether at the Stated Maturity or upon acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.7 of the Base Indenture, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Company. Each Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each Holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (iii) covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and the Notes.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or such Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VII, such obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee.

Section 5.2 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 5.1, each Guarantor hereby agrees that this Third Supplemental Indenture and a Notation of Guarantee will be executed on its behalf by one of its Officers and such Notation of Guarantee shall be affixed to the Notes. If an Officer whose signature is on this Third Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Third Supplemental Indenture on behalf of such Guarantor.

Section 5.3 Limitation of Guarantor’s Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

Section 5.4 Application of Certain Terms and Provisions to the Guarantor.

(a) For purposes of any provision of the Indenture which provides for the delivery by any Guarantor of an Officer’s Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.2 shall apply to such Guarantor as if references therein to the Company or the Parent Guarantor, as applicable, were references to such Guarantor.

(b) Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on any Guarantor may be given or served as described in Section 10.2 of the Base Indenture as if references therein to the Company were references to such Guarantor.

(c) Upon any demand, request or application by any Guarantor to the Trustee to take any action under the Indenture, such Guarantor shall furnish to the Trustee such Officer’s Certificate and Opinion of Counsel as are required in Section 10.1 as if all references therein to the Company were references to such Guarantor.

Section 5.5 Release of Guarantee of a Subsidiary Guarantor.

(a) A Subsidiary Guarantor will be automatically released and relieved from its obligations under its Guarantee and the Indenture, any supplemental indenture and Notation of Guarantee, in the following circumstances:

(1) such Subsidiary Guarantor no longer guaranteeing or otherwise being an obligor (or which guarantee or obligation is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor from its Guarantee of the Notes) in respect of Triggering Indebtedness, provided that any release of such Subsidiary Guarantor’s Guarantee pursuant to this Section 5.5(a)(1) will not limit the obligation of such Subsidiary Guarantor to Guarantee the Notes at any time after such release if such Subsidiary subsequently, directly or indirectly, guarantees, or otherwise becomes obligated in respect of, Triggering Indebtedness;

(2) such Subsidiary Guarantor consolidating with, merging into or transferring all of its properties or assets to another Guarantor, and as a result of, or in connection with, such transaction such Subsidiary Guarantor dissolves or otherwise ceases to exist;

(3) if the Company exercises its legal defeasance option or its covenant defeasance option with respect to the Notes (as provided in Section 8.3 and Section 8.4, respectively, of the Base Indenture) or if the Company’s obligations under the Indenture with respect to the Notes are discharged in accordance with the terms of the Indenture (as provided in Section 8.1 of the Base Indenture);

(4) upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor; or

(5) upon the sale or disposition of all or substantially all of the assets of such Subsidiary Guarantor;

provided, however, that in the case of Section 5.5(a)(4) and Section 5.5(a)(5) above, (1) such sale or other disposition is made to a Person other than the Parent Guarantor or any of its other Subsidiaries and (2) such sale or disposition is otherwise permitted by the Indenture.

ARTICLE VI.

ADDITIONAL COVENANTS

The covenants set forth in Sections 4.1, 4.3 and 4.4 of the Base Indenture and the following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding:

Section 6.1 Aggregate Debt.

The Parent Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 65% of the sum of the following (without duplication):

(a) its and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter for which financial information is available; and

(b) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Parent Guarantor or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Section 6.2 Secured Debt.

The Parent Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt secured by any Lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of the Indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all of its and its Subsidiaries’ outstanding Debt that is secured by a Lien on any of its and its Subsidiaries’ property or assets is greater than 40% of the sum of (without duplication):

(a) its and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter for which financial information is available; and

(b) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Parent Guarantor or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Section 6.3 Debt Service.

The Parent Guarantor will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated EBITDA to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended for which financial information is available prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions:

(a) such Debt and any other Debt incurred by the Parent Guarantor or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

(b) the repayment or retirement of any other Debt of the Parent Guarantor or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period);

(c) in the case of Acquired Debt or Debt incurred by the Parent Guarantor or any of its Subsidiaries in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in the pro forma calculation; and

(d) in the case of any acquisition or disposition by the Parent Guarantor or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $5.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate that would have been in effect during the entire four-quarter period had been the applicable rate for the entire such period. For purposes of the foregoing, Debt will be deemed to be incurred by the Parent Guarantor or any of its Subsidiaries whenever the Parent Guarantor or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

Section 6.4 Maintenance of Total Unencumbered Assets.

The Parent Guarantor and its Subsidiaries will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of the Parent Guarantor’s and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Section 6.5 Existence.

Except as permitted by Section 6.8, the Parent Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its, the Company’s and each Subsidiary Guarantor’s existence, rights (charter and statutory) and franchises. However, none of the Parent Guarantor, the Company or any Subsidiary Guarantor will be required to preserve any right or franchise if the Parent Guarantor’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of its, the Company’s or such Subsidiary Guarantor’s business.

Section 6.6 Maintenance of Properties.

The Parent Guarantor will cause all of its material properties used or useful in the conduct of its business or any of its Subsidiaries’ businesses to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the Parent Guarantor’s judgment may be necessary in order for it to at all times properly and advantageously conduct its business carried on in connection with such properties. The Parent Guarantor and its Subsidiaries will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in the Parent Guarantor’s or its Subsidiaries’ best interest, (2) discontinuing maintenance or operation of any property if, in the Parent Guarantor’s or its Subsidiaries’ reasonable judgment, doing so is in the Parent Guarantor’s or its Subsidiaries’ best interest and is not disadvantageous in any material respect to the Holders of the Notes, or (3) selling or otherwise disposing for value the Parent Guarantor’s or its Subsidiaries’ properties in the ordinary course of business.

Section 6.7 Insurance.

The Parent Guarantor will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Parent Guarantor and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Section 6.8 Merger, Consolidation or Sale.

(a) The Company and the Parent Guarantor may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of the Company’s or the Parent Guarantor’s respective property and assets to, any other entity, provided that the following conditions are met:

(1) the Company or the Parent Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Company or the Parent Guarantor, as the case may be) formed by or resulting from any merger or consolidation or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and, in the case of the Company, shall expressly assume payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture or in the case of the Parent Guarantor, shall expressly assume the payment of all amounts due under the Note Guarantee and the due and punctual performance and observance of all of the covenants and conditions of the Parent Guarantor in the Indenture and the Note Guarantee, as the case may be;

(2) immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) an Officer’s Certificate and Opinion of Counsel shall be delivered to the Trustee, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

(b) Notwithstanding Section 6.8(a)(3) above, any Subsidiary of the Parent Guarantor (other than the Company) may consolidate with, merge into or transfer all or part of its properties to the Parent Guarantor and neither an Officers’ Certificate nor an Opinion of Counsel shall be required to be delivered.

(c) In the event of any transaction described in and complying with the conditions listed in this Section 6.8, but not a lease, in which the Company and/or the Parent Guarantor are not the continuing entity, the successor Person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Company or the Parent Guarantor, as the case may be, and (except in the case of a lease) the Company and/or the Parent Guarantor shall be discharged from its or their obligations, as the case may be, under the Notes and the Indenture.

(d) Each Subsidiary Guarantor (if any) may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of such Subsidiary Guarantor’s respective property and assets to any other entity, provided that the following conditions are met:

(1) such Subsidiary Guarantor shall be the continuing entity, or the successor entity (if other than such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture the payment of all amounts due under its Guarantee of the Notes and the due and punctual performance and observance of all of the covenants and conditions of such Subsidiary Guarantor in the Indenture and the Guarantee, as the case may be; provided, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Parent Guarantor or an affiliate of the Parent Guarantor), whether through a merger, consolidation or sale of capital stock or has sold, assigned, conveyed, transferred or leased all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary;

(2) immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3) an Officers’ Certificate and Opinion of Counsel each stating that the conditions precedent relating to such supplemental indenture have been met, and such supplemental indenture is permitted under the Indenture shall be delivered to the Trustee.

(e) Notwithstanding Section 6.8(d)(3) above, any Subsidiary of any Subsidiary Guarantor (including any such Subsidiary that is a Subsidiary Guarantor) may consolidate with, merge into or transfer all or part of its properties to such Subsidiary Guarantor and neither an Officers’ Certificate nor an Opinion of Counsel shall be required to be delivered.

(f) This Section 6.8 shall not apply to:

(1) a merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the Parent Guarantor, the Company or any Subsidiary Guarantor; provided, however that the foregoing clause shall not apply to any merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition of assets involving the Company where the Company is not the continuing entity or the successor entity; or

(2) a merger between the Parent Guarantor or any of its Subsidiaries, respectively, and an affiliate of the Parent Guarantor or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing the Parent Guarantor or such Subsidiary in another state of the United States.

Section 6.9 Payment of Taxes and Other Claims.

The Parent Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property and all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries; provided, however, that the Parent Guarantor will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Section 6.10 Provision of Financial Information.

For so long as any Notes are outstanding, if the Parent Guarantor is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, the Parent Guarantor will deliver to the Trustee the annual reports, quarterly reports and other documents which it is required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that the Parent Guarantor files the same with the SEC. If the Parent Guarantor is not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any Notes are outstanding, the Company will deliver to the Trustee within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and annual financial statements and accompanying Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) disclosure that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, had the Company been subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision.

Reports and other documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent Guarantor’s compliance with any of its covenants relating to the Notes (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 6.11 Subsidiary Guarantors.

Following the original issue date of the Notes, the Parent Guarantor shall cause each of its Subsidiaries (other than the Company) if, and for so long as, such Subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of Triggering Indebtedness, to, jointly and severally with the Parent Guarantor and any other Subsidiary of the Parent Guarantor that guarantees the Notes, guarantee the Company’s obligations under the Notes on a full and unconditional basis, including the due and punctual payment of principal of, and premium, if any, and interest, if any, on, the Notes, whether at Stated Maturity, upon acceleration, upon redemption or otherwise, by executing and delivering a supplemental indenture to the Indenture, substantially in the form set forth as Exhibit B hereto, and a Notation of Guarantee, attached as Exhibit A to the Base Indenture, that provides for the Guarantee within thirty calendar days and to affix such Notation of Guarantee to the Notes and, pursuant to such supplemental indenture and Notation of Guarantee, such Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, including without limitation in Article V of this Third Supplemental Indenture (each such Subsidiary, unless and until such time such Subsidiary is released from its obligations under the Indenture and its Guarantee in accordance with the terms of the Indenture, a “Subsidiary Guarantor”).

ARTICLE VII.

DEFAULTS AND REMEDIES

Sections 7.1 and 7.2 hereof shall replace Sections 6.1 and 6.2 of the Base Indenture with respect to the Notes only.

Section 7.1 Events of Default.

“Event of Default,” wherever used herein or in the Base Indenture with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default for 30 days in the payment of any installment of interest under the Notes;

(b)	default in the payment of the principal amount or Redemption Price due with respect to the Notes, when the same becomes due and payable;

(c)

failure by the Company or any Guarantor to comply with any of the Company’s or any Guarantor’s respective other agreements in the Notes, the Note Guarantee or the Indenture with respect to the Notes upon receipt by the Company of notice of such default by the Trustee or by Holders of not less than 25% in principal amount of the Notes then outstanding and the Company’s failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

(d)

failure to pay any Debt (other than Non-Recourse Debt) for monies borrowed by the Company, the Parent Guarantor or any of their respective Significant Subsidiaries in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt (other than Non-Recourse Debt) is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Company from the Trustee (or to the Company and the Trustee from Holders of at least 25% in principal amount of the outstanding Notes);

(e)

the Note Guarantee of any Guarantor ceases to be in full force and effect or is declared null and void in a judicial proceeding or a Guarantor denies or disaffirms its obligations under this Indenture or the Note Guarantee, except by reason of the release of such Note Guarantee in accordance with provisions of the Indenture; or

(f)	the Company, the Parent Guarantor or any of their respective Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(i)

commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company, the Parent Guarantor or any such Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Parent Guarantor or any such Significant Subsidiary or all or substantially all of the property of the Company, the Parent Guarantor or any such Significant Subsidiary; or

(ii)

consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, the Parent Guarantor or any such Significant Subsidiary; or

(iii)	consents to the appointment of a custodian of it or for all or substantially of its property; or

(iv)	makes a general assignment for the benefit of creditors; or

(g)

an involuntary case or other proceeding shall be commenced against the Company, the Parent Guarantor or any of their respective Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company, the Parent Guarantor or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Parent Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, the Parent Guarantor or any such Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or

(h)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company, the Parent Guarantor or any of their respective Significant Subsidiaries in an involuntary case or proceeding;

(ii)

appoints a trustee, receiver, liquidator, custodian or other similar official of the Company, the Parent Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, the Parent Guarantor or any such Significant Subsidiary; or

(iii)	orders the liquidation of the Company, the Parent Guarantor or any such Significant Subsidiary,

in each case in this Clause (h), the order or decree remains unstayed and in effect for thirty (30) calendar days.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

Section 7.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing (other than an Event of Default referred to in Sections 7.1(f), 7.1(g) or 7.1(h), which shall result in an automatic acceleration), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable immediately, by a notice in writing to the Company and the Parent Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 7.1(f), 7.1(g) or 7.1(h) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after the principal amount of and premium, if any, and interest on the Notes shall have been so declared due and payable, but before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.13 of the Base Indenture, if: (a) the Company or the Parent Guarantor has deposited with the Trustee all required payments of the principal of, and premium, if any, and interest on, the Notes, plus the reasonable compensation and reimbursement for the Trustee’s expenses, disbursements and advances pursuant to Section 7.7 of the Base Indenture; and (b) all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium, if any, and interest on, the Notes that have become due solely because of such acceleration, have been cured or waived. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.3 of the Base Indenture and the steps to be taken to cure such Event of Default.

ARTICLE VIII.

AMENDMENTS AND WAIVERS

Sections 8.1 and 8.2 hereof shall replace Sections 9.1 and 9.2 of the Base Indenture with respect to the Notes only.

Section 8.1 Without Consent of Holders.

The Company, when authorized by resolutions of the board of directors of the Parent Guarantor, and the Trustee may, from time to time and at any time, enter into an Indenture or indentures supplemental without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a) to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(b) to evidence a successor to the Company as obligor or to any Guarantor as guarantor under the Indenture with respect to the Notes;

(c) to make any change that does not adversely affect the interests of the Holders of any Notes then outstanding;

(d) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(e) to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(f) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(g) to reflect the release of any Guarantor as guarantor, in accordance with the Indenture;

(h) to secure the Notes;

(i) to add guarantors with respect to the Notes; or

(j) to conform the text of the Indenture, any Guarantee or the Notes to any provision of the description thereof set forth under the captions “Description of Notes” and “Description of Debt Securities” in the accompanying prospectus supplement and prospectus relating to the Notes.

Upon the written request of the Company, accompanied by a copy of the resolutions of the board of directors of the Parent Guarantor certified by the corresponding Secretary or Assistant Secretary, authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.2.

Section 8.2 With Consent of Holders.

With the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, the Company, each Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:

(a) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

(b) reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

(c) reduce the principal of, or premium, if any, on, or change the Stated Maturity of, the Notes;

(d) waive a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make the principal of, or premium, if any, or interest on, the Notes payable in any currency other than that stated in the Notes;

(f) make any change in Section 6.8 of the Base Indenture, 6.13 of the Base Indenture or Section 8.2(f) of this Third Supplemental Indenture (this sentence);

(g) waive a redemption payment with respect to the Notes; or

(h) release any Guarantor as a guarantor of the Notes other than as provided in the Indenture or modify the Note Guarantee in any manner adverse to the Holders.

Upon the written request of the Company, accompanied by a copy of the resolutions of the board of directors of the Parent Guarantor certified by the corresponding Secretary or Assistant Secretary, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of an Officer’s Certificate certifying receipt of the requisite consent of Holders as aforesaid, upon which the Trustee shall be entitled to conclusively rely, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture. In executing or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by the Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel or an Officer’s Certificate or both stating that the execution of such supplemental indenture is authorized or permitted by the Indenture, that all conditions precedent to the execution of such supplemental indenture have been complied with, and that the supplemental indenture is a legal, valid and binding obligation of the Company and the Guarantors as applicable, enforceable against it in accordance with its terms.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

ARTICLE IX.

MEETINGS OF HOLDERS OF NOTES

Section 9.1 Purposes for Which Meetings May Be Called.

A meeting of Holders may be called at any time and from time to time pursuant to this Article IX to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by the Indenture to be made, given or taken by Holders.

Section 9.2 Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders for any purpose specified in Section 9.1, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 10.2 of the Base Indenture, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, the Parent Guarantor or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the Parent Guarantor, if applicable, or the Holders in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Clause (a) of this Section 9.2.

Section 9.3 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders; provided, that none of the Company, any Guarantor, any other obligor upon the Notes or any Affiliate of the Company shall be entitled to vote at any meeting of Holders or be counted for purposes of determining a quorum at any such meeting in respect of any Notes owned by such Persons. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of any Guarantor and its counsel and any representatives of the Company and its counsel.

Section 9.4 Quorum; Action.

The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum.

Except as limited by the proviso to Section 8.2, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 8.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes. Any such resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section 9.4 shall be binding on all the Holders, whether or not such Holders were present or represented at the meeting.

Section 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.2(b), in which case the Company, any Guarantor or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting.

(c) At any meeting, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

(d) Any meeting of Holders duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 9.6 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 and, if applicable, Section 9.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and the Guarantors, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE X.

MISCELLANEOUS PROVISIONS

Section 10.1 Evidence of Compliance with Conditions Precedent, Certificates to Trustee.

This Section 10.1 shall replace Sections 10.4 and 10.5 of the Base Indenture with respect to the Notes only.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of the Indenture, the Company shall furnish to the Trustee an Officer’s Certificate in a form reasonably acceptable to the Trustee stating that all covenants and conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel in a form reasonably acceptable to the Trustee stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with. The Officer’s Certificate or Opinion of Counsel provided for in the Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include: (1) a statement that the Person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such Officer’s Certificate or Opinion of Counsel is based; (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 10.2 No Recourse Against Others.

This Section 10.2 shall replace Section 10.8 of the Base Indenture with respect to the Notes only.

Except as otherwise expressly provided in Article V of this Third Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article IV) or premium, if any, or interest on any Note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Third Supplemental Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company, any Guarantor or any of the Parent

Guarantor’s Subsidiaries or of any successor thereto, either directly or through the Company, any Guarantor or any of the Parent Guarantor’s Subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Third Supplemental Indenture and the issue of the Notes.

Section 10.3 Trust Indenture Act Controls.

If any provision of this Third Supplemental Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Third Supplemental Indenture by the TIA, such required or deemed provision shall control.

Section 10.4 Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE, THE NOTES AND ANY NOTE GUARANTEE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THE THIRD SUPPLEMENTAL INDENTURE, THE NOTES AND ANY NOTE GUARANTEE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.5 Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Third Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Third Supplemental Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Company Order, Opinion of Counsel, Note, Note Guarantee, opinion of counsel, instrument, agreement or other document delivered pursuant to this Third Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 2.3 of the Base Indenture, Section 5.2 of this Third Supplemental Indenture or elsewhere in the Indenture to the execution, attestation or authentication of any Note, any Guarantee endorsed on any Note, or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in this Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Notes or any Note Guarantees. The Company agrees to assume all risks arising out of the use of using digital signatures, including without limitation the risk of the Trustee acting on unauthorized instructions.

Section 10.6 Successors.

All agreements of the Company and each Guarantor in this Third Supplemental Indenture and the Notes shall bind their respective successors.

All agreements of the Trustee in this Third Supplemental Indenture shall bind its successor.

Section 10.7 Severability.

In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.8 Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.9 Ratifications.

The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Third Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 10.10 Effectiveness.

The provisions of this Third Supplemental Indenture shall become effective as of the date hereof.

Section 10.11 The Trustee.

The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or the due execution thereof by the Company. The recitals contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), excluding any creditor relationship listed in TIA Section 311(b), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor). If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P., as the Company

By: Phillips Edison Grocery Center OP GP I LLC, its sole general partner

By:	/s/ John P. Caulfield
Name: John P. Caulfield
Title: Chief Financial Officer, Executive Vice President & Treasurer

PHILLIPS EDISON & COMPANY, INC., as Parent Guarantor

By:	/s/ John P. Caulfield
Name: John P. Caulfield
Title: Chief Financial Officer, Executive Vice President & Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Trustee

By:	/s/ Christina Bruno
Name: Christina Bruno
Title: Assistant Vice President

EXHIBIT A

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE THIRD SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE THIRD SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE THIRD SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A-1

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.

4.950% SENIOR NOTES DUE 2035

Certificate No. [ ]

CUSIP No.: [ ]

ISIN: [ ]

$[ ]

Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [ ] MILLION DOLLARS ($[ ])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on January 15, 2035 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2025 to the Holder in whose name the Note is registered in the security register on the preceding January 1 or July 1, whether or not a Business Day, as the case may be, in accordance with the terms of the Indenture. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto or by wire transfer to bank accounts in the United States designated in writing to the Registrar (containing the requisite information for the Trustee or Paying Agent to make such wire transfer) at least 15 days before the applicable payment date by the Persons entitled to payment, unless a shorter period is satisfactory to the Registrar, or on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.

By: Phillips Edison Grocery Center OP GP I LLC,
Its general partner

By:
Name:
Title:

Exhibit A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated: [ ], 20[ ]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exhibit A-3

[FORM OF REVERSE SIDE OF NOTE]

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.

4.950% SENIOR NOTES DUE 2035

This Note is one of a duly authorized issue of Securities of the Company, designated as its 4.950% Senior Notes due 2035 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of October 6, 2021 (herein called the “Base Indenture”), among the Company, Phillips Edison & Company, Inc. (the “Parent Guarantor”) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (herein called the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of September 12, 2024 (herein called the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Parent Guarantor and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Sections 7.1(f), 7.1(g) and 7.1(h) of the Third Supplemental Indenture with respect to the Company) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Sections 7.1(f), 7.1(g) and 7.1(h) of the Third Supplemental Indenture occurs, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 8.2 of the Third Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture.

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Exhibit A-4

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company shall have the right to redeem the Notes under certain circumstances as set forth in Section 4.1, Section 4.2 and Section 4.3 of the Third Supplemental Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

The obligations of the Guarantors to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article V of the Third Supplemental Indenture and reference is hereby made to such Indenture for the precise terms of the Note Guarantee.

Except as expressly provided in Article V of the Third Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price (as defined in Section 4.1 of the Third Supplemental Indenture) upon redemption pursuant to Article IV of the Third Supplemental Indenture) or any premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company, any Guarantor or any of the Parent Guarantor’s Subsidiaries or of any successor thereto, either directly or through the Company, any Guarantor or any of the Parent Guarantor’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

Exhibit A-5

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

        (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount at maturity of this Global Note	Amount of increase in principal amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease(or increase)	Signature of authorized officer of Trustee or Custodian

*	This Schedule should be included only if the Note is issued in global form.

Exhibit A-7

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE TO BE ENTERED INTO BY SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of , 20 , among (the “Guaranteeing Subsidiary”) and a Subsidiary of the Parent Guarantor (as defined below), Phillips Edison & Company, Inc., a Maryland corporation (the “Parent Guarantor”), Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Company”), and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Parent Guarantor and the Trustee (as successor in interest to U.S. Bank National Association) have heretofore entered into an Indenture dated as of October 6, 2021 (the “Base Indenture”) providing for the issuance from time to time of Securities in one or more Series;

WHEREAS, the Company, the Parent Guarantor and the Trustee have heretofore entered into a Third Supplemental Indenture dated as of September 12, 2024 (the “Third Supplemental Indenture”), amending and supplementing the Base Indenture and establishing a Series of Securities designated as the Company’s “4.950% Senior Notes due 2035” (the “Notes”);

WHEREAS, the Base Indenture, as amended and supplemented by the Third Supplemental Indenture, provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and Notation of Guarantee pursuant to which the Guaranteeing Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, including without limitation in Article V of the Third Supplemental Indenture;

WHEREAS, the Base Indenture as supplemented by the Third Supplemental Indenture, and as further supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, is referred to herein as the “Indenture;” and

WHEREAS, pursuant to Section 8.1 of the Third Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:

Exhibit B-1

ARTICLE I.

RELATION TO INDENTURE; DEFINITIONS

Section 1.1 Relation to Indenture.

With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2 Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

Section 1.3 General References.

Unless otherwise specified or unless the context otherwise requires, (1) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (2) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this Supplemental Indenture.

ARTICLE II.

SUBSIDIARY GUARANTEE

Section 2.1 Agreement to Guarantee.

The Guaranteeing Subsidiary hereby fully and unconditionally guarantees all of the Company’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, including without limitation in Article V of the Third Supplemental Indenture, and the Notation of Guarantee.

ARTICLE III.

MISCELLANEOUS

Section 3.1 Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, the Parent Guarantor and the Guaranteeing Subsidiary, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or any Guarantee or the proper authorization or the due execution hereof or thereof by the Company or the Parent Guarantor.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights or obligations of the Trustee set forth in the Indenture.

Section 3.2 Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as heretofore amended and supplemented, is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture, in the manner and to the extent herein and therein provided.

Exhibit B-2

Section 3.3 Governing Law.

THIS SUPPLEMENTAL INDENTURE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THIRD SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 3.4 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 3.5 Effect of Headings.

The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

Exhibit B-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

[Name of Guaranteeing Subsidiary]

By:
Name:
Title:

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P., as the Company

By: Phillips Edison Grocery Center OP GP I LLC, its sole general partner

By:
Name:
Title:

PHILLIPS EDISON & COMPANY, INC., as Parent Guarantor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Trustee

By:
Name:
Title:

Exhibit B-4